Exhibit 16.1 to Form 8-K

January 31, 2018

U.S. Securities and Exchange Commission Office of the Chief Accountant

100 F Street NE Washington, DC 20549

Re: Gawk Incorporated

Dear Sir/Madam:

We have read the statements under item 4.01 in the Form 8-K dated January 31, 2018, of Gawk Incorporated (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Respectfully submitted,

/s/ Squar Milner LLP

Newport Beach, California

  January 31, 2018